Exhibit 10.16


                                                                EXECUTION COPY

                           STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 18, 2003 is entered into by and among CA Beverages, Inc. (the "Seller") a corporation formed and existing in accordance with the laws of the Republic of Panama, and Inter-American Financial Corporation ("Inter-American") a corporation formed and existing under the laws of the Republic of Panama.

         WHEREAS, Inter-American, Florida Ice & Farm Co. and Heineken Finance, N.V. entered into a Memorandum of Understanding (the "MOU") dated as of September 13, 2002, whereby the parties therein agreed to form and incorporate the Seller and present a bid for 100% of the capital stock of Coca-Cola de Panama Compania Embotelladora, S.A. a corporation formed and existing under the laws of the Republic of Panama (the "Target Company") and Cervecerias Baru-Panama, S.A.

         WHEREAS, the Seller was awarded with the wining bid and entered into a Share Subscription Agreement (the "SSA") with the Target Company on October 2, 2002 in order to purchase 50% plus one share of the capital stock of the Target Company and therefore acquired direct control of the Target Company and indirect control of Cervecerias Baru-Panama, S.A.

         WHEREAS, the Seller pursuant to the terms and conditions of the SSA launched a public tender offer for 100% of the shares of the Target Company not already owned by the Seller, which concluded on December 13, 2002.

         WHEREAS, pursuant to Section 2.07 of the MOU the Seller has agreed to sell to Inter-American all the shares it owns of the Target Company.

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Purchase of the Shares: Seller hereby sells to Inter-American and Inter-American hereby purchases 2,570,666 (Two Million Five Hundred Seventy Thousand six Hundred and Sixty Six) common shares with no par value (hereinafter defined as the "Shares") of the Target Company.

2. The Price: The purchase price of each of the Shares to be paid by Inter-American to the Seller is US$ 22.55 per share. Being the aggregate purchase price


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of the Shares the amount of US$ 57,968,518.30 (Fifty Seven Million Nine
Hundred Sixty Eight Thousand Five Hundred Eighteen United States Dollars with Thirty Cents, the "Purchase Price").

The Purchase Price has been totally paid at the time of execution of this Agreement by Inter-American to the Seller by the cancellation and set-off of the total outstanding amount as of the date hereof of US$ US$ 57,968,518.30 under the promissory note issued by the Seller in favor of Inter-American on October 2nd, 2002.

The Seller declares that it has received the Purchase Price and that it has duly endorsed and delivered as of the date hereof to Inter-American the certificate containing the Shares and the Buyer declares that it has received the Shares, duly endorsed, and to its entire satisfaction.

3. Transfer of Title: Title to the Shares has been transferred on this same date to Inter-American, pursuant to the Seller's endorsement of the certificate representing the Shares and by its duly annotation in the Target Company shareholder's registry records held by HSBC Bank USA in the Republic of Panama acting as the transfer agent of the Target Company, as well as by the execution of this Agreement.

4. Representations of the Seller: The Seller hereby represents and warrants to Inter-American that:

       a. It is a corporation (sociedad anonima) incorporated under the laws of the Republic of Panama;

       b. It is the sole owner of the Shares subject to this Agreement as evidenced by the corresponding entries in the stock registry book of the Target Company, and that all requirements for the execution of this Agreement have been completed;

       c. It has all the requisite power and authority to execute and deliver this Agreement;

       d. The Shares are fully paid-in and free of any liens or encumbrances; there is no debt outstanding with respect to the Shares; there is no prohibition to sell or any other judicial order over the Shares; and the Shares are free of any third party rights; and

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       e. It has not transferred, assigned or endorsed any of the Shares to third parties or by any other means, which could in any way affect the transaction described herein.

5. Representations of Inter-American: Inter-American represents and warrants to the Seller that:

       a. It is a corporation (sociedad anonima) incorporated under the laws of the Republic of Panama, and

       b. The person acting on behalf of Inter-American has all the requisite power and authority to execute and deliver this Agreement.

6. Delivery of Documents: The Seller represents that, as of the date hereof it has delivered to Inter-American the certificate identified with the number P-2767-B containing the Shares, as well as an executed copy of this Agreement.

Inter-American represents to the Seller that as of the date hereof, it has delivered to the Seller an executed copy of this Agreement.

7. Governing Law and Jurisdiction: This Agreement shall be governed, construed and interpreted in accordance with the laws of the Republic of Panama, without regard to the conflict of law principles of the Republic of Panama. The parties hereto consent to the personal jurisdiction of the courts located in Panama City in any proceeding for the enforcement or interpretation of this Agreement.

8. Notices: All communications, notices, claims or demands made in accordance with or relating to this Agreement shall be made in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by express courier, or by telecopy, to the respective parties at the following addresses:

For the Seller:

         CA Beverages, Inc.
         c/o Ave. General Nicanor A. De Obarrio
         Apartado 7412, Panama City
         Republic of Panama
         Telephone: (507) 263-6066
         Facsimile: (507) 263-5305

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For Inter-American:

         Inter-American Financial Corporation
         Torre Dredsner Bank, Piso 7
         Calle 50, Panama City
         Republic of Panama
         Attention: Chief Financial Officer
         Telephone: (507) 223-8723
         Facsimile: (507) 223-8308

With a copy to:

         Panamco L.L.C.
         701 Waterford Way
         Suite 800
         Miami, Florida 33126
         Attention:  General Counsel
         Telephone:  (305) 929-0800
         Facsimile: (305) 856-3900


9. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same Agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted via facsimile or other electronic transmission service shall be considered original executed counterparts for all purposes of this Section, provided that receipt of copies of such counterparts is confirmed.

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         IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound has caused this Agreement to be duly executed and delivered on the first date set forth above.



CA BEVERAGES, INC.


By:
   -------------------------------
   Name:
   Title:



INTER-AMERICAN FINANCIAL CORPORATION


By:________________________________
      Name:
      Title: